UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2008

GENEVA ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33247	41-2207517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crown Colony Drive, Suite 104, Quincy, MA	02169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 933-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2008, Geneva Acquisition Corporation (“GAC”) entered into a Stock Purchase Agreement with Nicolene Limited, a British Virgin Islands company (“Nicolene”) and Nicolene’s wholly-owned subsidiary, Strategy Holdings Limited, a Mauritius company (“Strategy”), whereby the GAC agreed to acquire 100% of the issued and outstanding shares of Strategy, Strategy owns 100% of the issued and outstanding shares of Delta Enterprises Limited (“Delta”), a Mauritius company. Simultaneously with the execution of the Stock Purchase Agreement, Delta entered into a Share Purchase Agreement with certain shareholders (the “Promoters”) of Global Hi-Tech Industries Limited, an Indian company (“GHIL”) to acquire 51.6% of the outstanding shares of GHIL, from the Promoters.

The aggregate consideration consists of: (i) 1,289,262 shares of GAC common stock (valued at $7,606,646, based on Geneva’s stock price on November 21, 2008), (ii) the future delivery of 1,000,000 shares of GAC common stock to be issued subject to a final mining license being obtained by GHIL (valued at $5,900,000 based on the closing price of the common stock on November 21, 2008), and (iii) approximately $6 million in cash. It is estimated that GHIL will have up to $18 million in long term debt at the closing. The receipt of the final mining license (the initial prospecting license having been received by GHIL already) from the applicable government authority for the purposes of conducting mining operations in the state of Madhya Pradesh, India, is expected to occur within six months of the closing.

GAC anticipates acquiring the remaining outstanding shares of GHIL’s common stock after the acquisition of the 51.6% interest in GHIL described above. Approximately 15.7% of the remaining shares of GHIL held directly or indirectly by the majority stockholders of GHIL will be placed in escrow and may be purchased at GAC’s election (after the post-transaction company reviews its working capital needs) post-closing on the same pro-rata terms of cash and GAC stock. GAC anticipates that the remaining approximately 32.7% of GHIL owned by minority shareholders of GHIL will be acquired by payment of the same pro-rata terms of cash and GAC stock within thirty days of the initial closing.

In addition to the foregoing, earn-out shares will be issued to Nicolene if certain EBITDA, or earnings before interest, taxes, depreciation and amortization, levels are reached over time. Up to 1,150,000, 1,830,000, 1,830,000 and 850,000 shares of Geneva common stock can be awarded to the Promoters for reaching specific GHIL EBTIDA levels as of the March year-end fiscal years ending 2010, 2011, 2012, and 2013, respectively. All of the earn-out shares will be awarded on a pro-rata basis based upon how the GHIL EBITDA performs relative to a prescribed EBITDA range and the number of GHIL shares owned by GAC. The earn-out shares able to be awarded for each fiscal year are deferrable for one additional year if the relevant EBITDA level, if any, is above the prescribed deferral hurdle for such subsequent year.

Each of the signatories to the Stock Purchase Agreement and the Share Purchase Agreement made certain representations and warranties to the other parties of such agreements.

The closing of the transaction is subject to certain conditions, including the approval of the transaction by GAC’s stockholders and fewer than 20% of GAC’s stockholders exercising their right to redeem their shares of common stock for cash. GAC and its affiliates will be entitled to indemnification from the Promoters if certain events occur. Each of the Stock Purchase Agreement and the Share Purchase Agreement (i) may be terminated at any time prior to the consummation of the acquisition, whether before or after receipt of the GAC stockholder approval, by mutual written consent of the parties, or (ii) will terminate on February 12, 2009 unless extended by mutual agreement of the parties.

For other information regarding the acquisition, see the press release attached hereto as Exhibit 99.1 and incorporated herein by reference. Also, please refer to GAC’s preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on November 28, 2008.

Lazard Capital Markets (“Lazard”), the managing underwriter of GAC’s initial public offering (“IPO”) consummated in February 2007, is assisting GAC in its efforts and will receive approximately $2,070,000, the deferred portion of its underwriting discount from the IPO, upon consummation of the acquisition of GHIL. GAC and its directors and executive officers and Lazard may be deemed to be participants in the solicitation of proxies for the special meeting of GAC’s stockholders to be held to approve the proposed transaction. GAC’s officers and directors are also stockholders of GAC and have waived their rights to any liquidation distribution GAC makes with respect to shares they acquired before the IPO. Therefore, their securities will be worthless if GAC does not acquire a target business within two years of the IPO date, as required by its Certificate of Incorporation, as amended. Interested persons can also read GAC’s preliminary proxy statement filed on Schedule 14A with the SEC on November 28, 2008 and its definitive proxy statement, when it becomes available, as well as GAC’s final IPO prospectus, dated February 12, 2007, as well as periodic reports GAC filed with the SEC, for more information about GAC, its officers and directors, and their individual and group security ownership in GAC, and interests in the successful consummation of the acquisition of GHIL.

GAC’s stockholders and other interested persons are advised to read GAC’s preliminary proxy statement filed on Schedule 14A with the SEC on November 28, 2008 and its definitive proxy statement, when it becomes available, in connection with GAC’s solicitation of proxies for the special meeting to approve the acquisition because these documents will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on this transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement, the final prospectus, other documents relating to the acquisition of GHIL and periodic reports filed with the SEC, without charge, by visiting the SEC’s Internet site at (http://www.sec.gov). Once available, GAC will also provide copies of its definitive proxy materials to its stockholders upon request of such stockholders to GAC.

Item 8.01	Other Events.

Commencing December 2, 2008, GAC intends to hold presentations for its stockholders regarding its proposed acquisition of GHIL, as described in Item 1.01 above. The presentation is attached as Exhibit 99.2 and is incorporated by reference herein.

Lazard Capital Markets (“Lazard”), the managing underwriter of GAC’s initial public offering (“IPO”) consummated in February 2007, is assisting GAC in its efforts and will receive approximately $2,070,000, the deferred portion of its underwriting discount from the IPO, upon consummation of the acquisition of GHIL. GAC and its directors and executive officers and Lazard may be deemed to be participants in the solicitation of proxies for the special meeting of GAC’s stockholders to be held to approve the proposed transaction. GAC’s officers and directors are also stockholders of GAC and have waived their rights to any liquidation distribution GAC makes with respect to shares they acquired before the IPO. Therefore, their securities will be worthless if GAC does not acquire a target business within two years of the IPO date, as required by its Certificate of Incorporation, as amended. Interested persons can also read GAC’s preliminary proxy statement filed on Schedule 14A with the SEC on November 28, 2008 and its definitive proxy statement, when it becomes available, as well as GAC’s final IPO prospectus, dated February 12, 2007, as well as periodic reports GAC filed with the SEC, for more information about GAC, its officers and directors, and their individual and group security ownership in GAC, and interests in the successful consummation of the acquisition of GHIL.

GAC’s stockholders and other interested persons are advised to read GAC’s preliminary proxy statement filed on Schedule 14A with the SEC on November 28, 2008 and its definitive proxy statement, when it becomes available, in connection with GAC’s solicitation of proxies for the special meeting to approve the acquisition because these documents will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on this transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement, the final prospectus, other documents relating to the acquisition of GHIL and periodic reports filed with the SEC, without charge, by visiting the SEC’s Internet site at (http://www.sec.gov). Once available, GAC will also provide copies of its definitive proxy materials to its stockholders upon request of such stockholders to GAC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Stock Purchase Agreement among Geneva Acquisition Corporation, Strategy Holdings Limited and Nicolene Limited dated November 28, 2008. (1)

10.2	Share Purchase Agreement among Delta Enterprises Limited and the majority stockholders of Global Hi-Tech Industries Limited dated November 28, 2008. (1)

99.1	Press Release dated November 28, 2008.

99.2	Presentation dated December 2008.

(1) Incorporated by reference to Geneva Acquisition Corporation’s preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2008	GENEVA ACQUISITION CORPORATION

	By:	/s/	John F. Rousseau, Jr.
John F. Rousseau, Jr.
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement among Geneva Acquisition Corporation, Strategy Holdings Limited and Nicolene Limited dated November 28, 2008. (1)

10.2	Share Purchase Agreement among Delta Enterprises Limited and the majority stockholders of Global Hi-Tech Industries Limited dated November 28, 2008. (1)

99.1	Press Release dated November 28, 2008.

99.2	Presentation dated December 2008.

(1) Incorporated by reference to Geneva Acquisition Corporation’s preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 28, 2008.